Exhibit 99.1

Conmed Healthcare Management, Inc. Renews Pima County Arizona Detention Center Contract

One-year extension valued at approximately $10.1 million, takes effect June 30, 2012

Hanover, Md. – January 18, 2012 (Business Wire) -- Conmed Healthcare Management, Inc. (NYSE Amex: CONM) today announced that Pima County, Arizona has agreed to extend its contract with Conmed for healthcare services at the Pima County Adult Detention Center for one year, covering the period from July 1, 2012 through June 30, 2013.  This contract is expected to generate revenues of approximately $10.1 million during the extension period.

The contract extension includes a full suite of medical and mental health services for Pima County detainees, including: medical, mental health and dental staffing; out-of-facility, including financial responsibility; UM/UR; management of pharmacy services; radiology; laboratory services; waste disposal; and Electronic Medical Records (EMR), implementation of which is currently underway.

“Securing this renewal from our long-standing client, Pima County, approximately five months before the current contract was set to retire is a testimony to Conmed’s unwavering commitment to provide the appropriate standards of care to each and every customer we serve,” said Richard Turner, Chairman and Chief Executive Officer.  “We look forward to continuing our rewarding and long-term relationship with Pima County and thank them for their ongoing commitment to us.”

Pima County, the second largest of the four original counties in the State of Arizona, was created in 1864 and included approximately all of southern Arizona acquired from Mexico by the Gadsden Purchase. Settlement of the region goes back to the arrival in the 1690s of the Spanish, who encountered Native Americans already living there. The county has grown rapidly and today the population is over 1 million. The county seat is Tucson, Arizona. To find more history and governmental information about Pima County, visit the website at http://www.pima.gov.

About Conmed
Conmed has provided correctional healthcare services since 1984, beginning in the State of Maryland, and currently serves county and municipal correctional facilities in nine states, including Arizona, Kansas, Maryland, New Jersey, Oregon, Tennessee, Texas, Virginia and Washington. For more information, visit us at www.conmedinc.com.

Forward Looking Statements
This press release may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements that are not historical facts including statements which may be identified by words such as "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," "projects," "potentially," or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management, and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control) including, without limitation: the Company's ability to increase revenue; inflation exceeding the Company’s projection of the inflation rate of cost of services; the ability to obtain bonds; decreases in occupancy levels or disturbances at detention centers; malpractice litigation; the ability to utilize third-party administrators for out-of-facility care; compliance with laws and government regulations; competition; investigation and auditing of our contracts by government agencies; termination of contracts; material adverse changes in economic and industry conditions in the healthcare market; negative publicity regarding the provision of correctional healthcare services; dependence on key personnel and the ability to hire skilled personnel; increases in healthcare costs; insurance; public company obligations; the Company’s ability to meet the NYSE Amex continued listing standards; and stock price volatility. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2010. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Contact
Conmed Healthcare Management, Inc.
Thomas W. Fry, 410-567-5520
Chief Financial Officer
tfry@conmed-inc.com

or

In-Site Communications, Inc.
Lisa Wilson, 212-452-2793
lwilson@insitecony.com

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